Exhibit 99.1

SPX Amends Agreement with GE Regarding Scope of

South African Project

De-scopes SPX’s Construction Responsibilities for Kusile Project Units 4-6

CHARLOTTE, N.C., December 11, 2015 /PRNewswire/ — SPX Corporation (NYSE:SPXC) today announced that its South African subsidiary, DBT Technologies (Pty) Ltd (collectively “SPX”), along with Alstom S&E Africa (Proprietary) Limited, a subsidiary of General Electric (collectively “GE”), have signed an addendum to the agreement covering the terms of the companies’ commercial relationship regarding work on the Kusile power plant project under construction for the state-owned utility company, Eskom Holdings Limited (“Eskom”) in South Africa.

The addendum resolves most of the material outstanding issues between SPX and GE for the scope of work related to the Air Cooled Condensers (“ACCs”) for the Kusile project. A separate addendum settles material outstanding issues between SPX and its subcontractor, Tubular Construction Projects (Pty) Ltd. (“TCP”). The agreement with GE eliminates SPX’s construction responsibilities on the ACCs of the final three units at the site and adjusts the timeline to completion of the project. As a result of this addendum, TCP has become directly responsible for construction for units 4-6. SPX will continue to provide materials and engineered components, as well as support for commissioning and technical compliance, for all six units and will remain responsible for completion of construction activities for units 1-3. The financial impact of the addendum was included in the charge recorded in SPX’s Q3 2015 results.

Gene Lowe, President and CEO, said “As we near completion of the first three units of the Kusile project, the de-scoping of SPX from units 4-6 creates an opportunity for Eskom’s local partner, TCP, to transition into a more significant role and is consistent with our strategy of structural risk reduction in our power generation business. With this agreement we have eliminated at least three years of construction responsibility, while also clarifying our commitment to the remaining scope of the work with our partners. While risks remain, we believe the actions we have been taking have significantly reduced our exposure to future uncertainties on this portion of the South African projects.”

About the South African Projects: SPX, through its subsidiary DBT, is a subcontractor for certain portions of the manufacturing and construction of two large power plant projects in South Africa for Eskom, the state-owned utility, at sites named Medupi and Kusile. When fully operational, both sites are expected to have six, 800 megawatt coal-fired power plants, adding a total of approximately 10 gigawatts of power to the South African grid. SPX’s direct customers on the projects are Mitsubishi-Hitachi, the primary contractor for the boiler islands, and GE, which owns Alstom S&E (Proprietary) Limited, the original primary contractor for the turbine islands.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation has approximately $2 billion in annual revenues and approximately 6,000 employees worldwide. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol, “SPXC.” For more information, please visit www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.  Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor Contact:

Paul Clegg, Vice President, Finance and Investor Relations

Phone:  980-474-3806

E-mail: spx.investor@spx.com

Media and Customer Contact:

Vivek Dhir, Vice President, Global Marketing and Business Development

Phone: 980-474-3703

Email: vivek.dhir@spx.com